Exhibit 13.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report on Form 20-F of Elbit Systems Ltd. (the “Company”) for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Joseph Gaspar, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, certifies, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 22, 2016
	By:	/S / JOSEPH GASPAR
Joseph Gaspar
Chief Financial Officer
(Principal Financial and Accounting Officer)